Post-Qualification Offering Circular Amendment No. 36

File No. 024-10496

PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

20 Series of Limited Recourse Obligations

Totaling $2,654,860

Dated: November 10, 2016

This Post-Qualification Offering Circular Amendment No. 36 (this “Offering Circular Amendment No. 36”) amends the offering circular of Groundfloor Finance Inc, dated December 8, 2015, as qualified on December 15, 2015, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This Offering Circular Amendment No. 36 relates to the offer and sale (the “Offering”) of up to an additional $2,654,860 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of 20 separate series of LROs to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). We own and operate a web-based investment platform (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357. Our Platform is accessible at www.groundfloor.us.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) to be financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Developer”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Developer.

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amounts we actually receive as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” beginning on page 4 and page 91 of the Offering Circular, “The LROS Covered by this Offering Circular,” and “Project Summaries” below for the specific terms of the 20 series of LROs covered by this Offering Circular Amendment No. 36.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Developers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents”.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence offering each series of LROs promptly after the date this Offering Circular Amendment No. 36 is qualified by posting a separate landing page on our Platform corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this Offering Circular Amendment No. 36 will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on our Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. This Offering Circular Amendment No. 36 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See “Investor Suitability Requirements.”

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$30,000	N/A	$30,000	N/A
Total Maximum	$2,654,860	N/A	$2,654,860	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this Offering Circular Amendment No. 36.

Incorporation by Reference of Offering Circular

The Offering Circular, including this Offering Circular Amendment No. 36, is part of an offering statement (File No. 024-10496) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this Offering Circular Amendment No. 36 all of the information (i) contained in Part II of the Offering Circular, to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment, including the form of LRO Agreement beginning on page LRO-1 thereof; (ii) contained in Post-Qualification Amendment No. 11 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof; (iii) contained in Post-Qualification Amendment No. 31 to the Offering Circular, including the Financial Statements beginning on page F-25 thereof; (iv) contained in Offering Circular Supplement No. 10 to the Offering Circular, until such time as Post-Qualification Amendment No. 34, or another post-qualification amendment containing substantially similar information, is qualified by order of the Commission; (v) contained in Post-Qualification Amendment No. 34 to the Offering Circular (upon order of qualification by the Commission), and (vi) contained in Offering Circular Supplement No. 11 to the Offering Circular. Note that any statement that we make in this Offering Circular Amendment No. 36 (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

Offering Circular Amendments

The Offering Circular is amended as follows:

Risk Factors

The following risk factor is added to page 20 of the Offering Circular as follows:

If we or one of our subsidiaries advance a loan prior to the sale of a corresponding series of LROs, some of the proceeds from the subsequent sales of such series of LROs will be used to repay the amount of the advance.

We or one of our subsidiaries may advance loans to borrowers prior to the qualification or sale of the series of LROs which correspond to such loans. The funds for such an advance may be drawn either from a credit facility or from the Company’s own capital. For any loan advanced prior to the qualification and sale of a corresponding series of LROs, some proceeds from the sale of subsequently qualified and sold LROs corresponding to such loan will be used to repay the amount of the advance.

The following risk factor is added to page 29 of the Offering Circular as follows:

If we fail to fully subscribe an offering of a series of LROs corresponding to a loan that has been advanced, the advanced loan will remain our lending obligation.

If we fail to fully subscribe an offering of a series of LROs corresponding to a loan that has been advanced, we will still be responsible for servicing and otherwise managing the underlying loan. We may need to use cash on hand or raise additional capital to continue to service the loan or to repay any amounts borrowed under our credit facility to finance the advance. This may limit the amount of capital we have available to fund our own operations.

Loan Advances

The following two paragraphs are added to page 59 of the Offering Circular under “Description of the Company’s Business—Our Loans to Developers—Our Loan Arrangements”:

Loan Advances. From time to time we, or a wholly owned subsidiary, may advance loans prior to the qualification or sale of corresponding series of LROs. We may use money from a credit facility or our own capital to fund these advances. If we subsequently qualify and fully subscribe a series of LROs which corresponds to an advanced loan, a portion of the LRO proceeds will be used to repay the advanced amount.

Where a loan has been advanced, it will be noted under the “Project Specific Risk Factors” on the applicable Project Summary. If we decide to advance the loan after the series of LROs corresponding to such loan has been qualified, but before such LROs have been issued, we will notify investors by e-mail within 48 hours of the advance, and update the Project Summary of the advanced loan on our website within the same time period to reflect the status of the loan. An offering circular supplement will also be filed with the SEC on EDGAR including the revised Project Summary.

The LROS Covered by this Offering Circular

The following tabular information is added under “The LROs Covered by this Offering Circular” on page 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 454 Dunbar Street Southwest, Atlanta, GA 30310
Developer (borrowing entity): Gold Properties, LLC
Aggregate Purchase Amount of the LRO: $30,000	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 454 Dunbar Street Southwest, Atlanta, GA 30310	• Loan Principal: $30,000 • Interest Rate: 9.6% and Grade: A • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 159 Lawton Street Southwest, Atlanta, GA 30314
Developer (borrowing entity): Bolden Capital Group LLC
Aggregate Purchase Amount of the LRO: $44,600	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 159 Lawton Street Southwest, Atlanta, GA 30314	• Loan Principal: $44,600 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 147 Lawton Street Southwest, Atlanta, GA 30314
Developer (borrowing entity): Bolden Capital Group LLC
Aggregate Purchase Amount of the LRO: $44,600	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 147 Lawton Street Southwest, Atlanta, GA 30314	• Loan Principal: $44,600 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 22027 Stephens Street, Saint Clair Shores, MI 48080
Developer (borrowing entity): Skybase Group, LLC
Aggregate Purchase Amount of the LRO: $67,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 22027 Stephens Street, Saint Clair Shores, MI 48080	• Loan Principal: $67,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2971 Creighton Road, Pensacola, FL 32504
Developer (borrowing entity): H&M Estates LLC
Aggregate Purchase Amount of the LRO: $68,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 2971 Creighton Road, Pensacola, FL 32504	• Loan Principal: $68,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 110 Teal Court, Roswell, GA 30076
Developer (borrowing entity): Richrist LLC
Aggregate Purchase Amount of the LRO: $68,500	Expected Return Rate of the LRO: 7.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 110 Teal Court, Roswell, GA 30076	• Loan Principal: $68,500 • Interest Rate: 7.4% and Grade: A • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 411 Cardinal Road, Jacksonville, NC 28546
Developer (borrowing entity): Blue Skye Properties LLC
Aggregate Purchase Amount of the LRO: $72,900	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 411 Cardinal Road, Jacksonville, NC 28546	• Loan Principal: $72,900 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1484 Springleaf Circle Southeast, Smyrna, GA 30080
Developer (borrowing entity): The Bryan Kelby Crabtree and Bethea Anne Crabtree Joint Living Trust
Aggregate Purchase Amount of the LRO: $88,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 1484 Springleaf Circle Southeast, Smyrna, GA 30080	• Loan Principal: $88,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2628 Pennsylvania Avenue, Dallas, TX 75215
Developer (borrowing entity): Sherwood Forest Reality
Aggregate Purchase Amount of the LRO: $100,000	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 2628 Pennsylvania Avenue, Dallas, TX 75215	• Loan Principal: $100,000 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 908 Duke Street, Georgetown, SC 29440
Developer (borrowing entity): Brads Plumbing and Building LLC
Aggregate Purchase Amount of the LRO: $106,100	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 908 Duke Street, Georgetown, SC 29440	• Loan Principal: $106,100 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1215 Broadway Avenue, Bremerton, WA 98337
Developer (borrowing entity): Granquist Holdings LLC
Aggregate Purchase Amount of the LRO: $110,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 1215 Broadway Avenue, Bremerton, WA 98337	• Loan Principal: $110,000 • Interest Rate: 13.4% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 113 Pinecrest Drive, Fayetteville, NC 28305
Developer (borrowing entity): Nicholas Alan Green Renovations Co.
Aggregate Purchase Amount of the LRO: $113,100	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 113 Pinecrest Drive, Fayetteville, NC 28305	• Loan Principal: $113,100 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2 Pinehurst Drive, Caswell Beach, NC 28465
Developer (borrowing entity): US Academy of Medical Sciences Inc.
Aggregate Purchase Amount of the LRO: $166,060	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 2 Pinehurst Drive, Caswell Beach, NC 28465	• Loan Principal: $166,060 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 4910 Macleay Road Southeast, Salem, OR 97317
Developer (borrowing entity): Pathfinder Properties LLC
Aggregate Purchase Amount of the LRO: $180,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 4910 Macleay Road Southeast, Salem, OR 97317	• Loan Principal: $180,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 5642-5648 Estates Court, Norcross, GA 30093
Developer (borrowing entity): TXO Investment Group LLC
Aggregate Purchase Amount of the LRO: $189,000	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 5642-5648 Estates Court, Norcross, GA 30093	• Loan Principal: $189,000 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 5553-5559 Estates Court, Norcross, GA 30093
Developer (borrowing entity): TXO Investment Group LLC
Aggregate Purchase Amount of the LRO: $189,000	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 5553-5559 Estates Court, Norcross, GA 30093	• Loan Principal: $189,000 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1465 South Gordon Street Southwest, Atlanta, GA 30310
Developer (borrowing entity): Dumvivi LLC
Aggregate Purchase Amount of the LRO: $206,500	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 1465 South Gordon Street Southwest, Atlanta, GA 30310	• Loan Principal: $206,500 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 5225 Fox Hill Drive Northwest, Norcross, GA 30092
Developer (borrowing entity): American Support Service LLC
Aggregate Purchase Amount of the LRO: $245,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 5225 Fox Hill Drive Northwest, Norcross, GA 30092	• Loan Principal: $245,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 818-822 Hillside Avenue, Plainfield, NJ 07060
Developer (borrowing entity): Golden Crest Investment Group
Aggregate Purchase Amount of the LRO: $255,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 818-822 Hillside Avenue, Plainfield, NJ 07060	• Loan Principal: $255,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 217 Surf Road, Melbourne Beach, FL 32951
Developer (borrowing entity): LaCroix Limited
Aggregate Purchase Amount of the LRO: $311,500	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 217 Surf Road, Melbourne Beach, FL 32951	• Loan Principal: $311,500 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

For purposes of the Offering, all references to the aggregate amount of LROs to be offered and sold in the Offering shall be deemed to refer to $2,654,860 and the number of series of LROs covered by the Offering shall be deemed to refer to the 20 separate series of LROs covered by this Offering Circular Amendment No. 36, corresponding to the same number of Projects for which we intend to extend Loans.

Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional 20 Projects covered by this Offering Circular Amendment No. 36 for which we are offering separate series of LROs. Each series of LRO is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
454 Dunbar Street Southwest, Atlanta, GA 30310	$30,000
159 Lawton Street Southwest, Atlanta, GA 30314	44,600
147 Lawton Street Southwest, Atlanta, GA 30314	44,600
22027 Stephens Street, Saint Clair Shores, MI 48080	67,000
2971 Creighton Road, Pensacola, FL 32504	68,000
110 Teal Court, Roswell, GA 30076	68,500
411 Cardinal Road, Jacksonville, NC 28546	72,900
1484 Springleaf Circle Southeast, Smyrna, GA 30080	88,000
2628 Pennsylvania Avenue, Dallas, TX 75215	100,000
908 Duke Street, Georgetown, SC 29440	106,100
1215 Broadway Avenue, Bremerton, WA 98337	110,000
113 Pinecrest Drive, Fayetteville, NC 28305	113,100
2 Pinehurst Drive, Caswell Beach, NC 28465	166,060
4910 Macleay Road Southeast, Salem, OR 97317	180,000
5642-5648 Estates Court, Norcross, GA 30093	189,000
5553-5559 Estates Court, Norcross, GA 30093	189,000
1465 South Gordon Street Southwest, Atlanta, GA 30310	206,500
5225 Fox Hill Drive Northwest, Norcross, GA 30092	245,000
818-822 Hillside Avenue, Plainfield, NJ 07060	255,000
217 Surf Road, Melbourne Beach, FL 32951	311,500
Total	$2,654,860

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-176.

PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 36

PROJECT SUMMARY | 454 DUNBAR STREET SOUTHWEST, ATLANTA, GA 30310

A



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	12 months	17.5%	$30,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$30,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Gold Properties, LLC
Michaela Graham - principal

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FINANCIAL OVERVIEW



After Repair Value (ARV)
$171,000
$96,000
Total Project Costs
$75,000
GROUNDFLOOR
$30,000
$45,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$15,000	Loan To ARV	17.5%
Purchase Date	10/14/2015	Loan To Total Project Cost	40.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	6	10
Quality of Valuation Report	3	4
Skin-in-the-Game	10	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$171,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 454 DUNBAR STREET SOUTHWEST, ATLANTA, GA 30310

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

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PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to begin renovation of this property on November 4, 2016 through a wholly owned subsidiary. The Borrower has now begun renovation. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GOLD PROPERTIES, LLC

DATE OF FORMATION ★
08/13/2002

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$15K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL

Michaela Graham

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$72K	3 months	$45K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 159 LAWTON STREET SOUTHWEST, ATLANTA, GA 30314

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	12 months	59.1%	$44,600	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$44,600	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Bolden Capital Group LLC
Edward Bolden - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$75,500
$26,000
Total Project Costs
$49,500
GROUNDFLOOR
$44,600
$4,900
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$45,000	Loan To ARV	59.1%
Purchase Date	11/04/2016	Loan To Total Project Cost	90.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$75,500

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Tucker
Decatur
Atlanta
East Point
Google
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Address: 159 LAWTON STREET SOUTHWEST, ATLANTA, GA 30314

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 4, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BOLDEN CAPITAL GROUP LLC

DATE OF FORMATION ★
01/15/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$600K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
3	$50.4K	30.55%

PRINCIPAL

Edward Bolden

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$150K	3 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 147 LAWTON STREET SOUTHWEST, ATLANTA, GA 30314

B



BORROWER

Bolden Capital Group LLC
Edward Bolden - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	12 months	59.5%	$44,600	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$44,600	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$75,000
$25,500
Total Project Costs
$49,500
GROUNDFLOOR
$44,600
$4,900
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$45,000	Loan To ARV	59.5%
Purchase Date	11/04/2016	Loan To Total Project Cost	90.1%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 5
Quality of Valuation Report 3
Skin-in-the-Game 2
Location 4
Borrower Experience 5
Borrower Commitment 1

VALUATION REPORTS

As Complete (ARV)

$75,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Atlanta
Decatur
East Point
Google
Map data ©2016 Google
Terms of Use
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Address: 147 LAWTON STREET SOUTHWEST, ATLANTA, GA 30314

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 4, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BOLDEN CAPITAL GROUP LLC

DATE OF FORMATION ★

01/15/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$600K	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
3	$50.4K

Gross Margin %
30.55%

PRINCIPAL
Edward Bolden

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
1	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
3	$150K

Average Project Time	Average Total Project Costs
3 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 22027 STEPHENS STREET, SAINT CLAIR SHORES, MI 48080

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	65.0%	$67,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$67,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Skybase Group, LLC
Jerome Mickelson - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$103,100
$22,200
Total Project Costs
$80,900
GROUNDFLOOR
$67,000
$13,900
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$54,900	Loan To ARV	65.0%
Purchase Date	07/22/2016	Loan To Total Project Cost	82.8%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score
Loan To ARV Score	5
Quality of Valuation Report	3
Skin-in-the-Game	5
Location	4
Borrower Experience	4
Borrower Commitment	1

VALUATION REPORTS

As Complete (ARV)

$103,100

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Warren
Madison Heights
St Clair Shores
Eastpointe
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Address: 22027 STEPHENS STREET, SAINT CLAIR SHORES, MI 48080

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



Realcomp

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to begin renovation of this property on November 1, 2016 through a wholly owned subsidiary. The Borrower has now begun renovation. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower purchased the property for $54,900 and intends to use $41,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $13,900 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SKYBASE GROUP, LLC

DATE OF FORMATION ★

02/09/2011

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$200.5K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
1	$48K	32.42%

PRINCIPAL
Jerome Mickelson

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$800K	6 months	$129K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 2971 CREIGHTON ROAD, PENSACOLA, FL 32504

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	64.8%	$68,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$68,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

H&M Estates LLC
Mark Haberle - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$105,000
$28,500
Total Project Costs
$76,500
GROUNDFLOOR
$68,000
$8,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$57,500	Loan To ARV	64.8%
Purchase Date	10/28/2016	Loan To Total Project Cost	88.9%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Maximum
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	4	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$105,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Pace
Bagdad
Bellview
Pensacola
Map data ©2016 Google, INEGI
Terms of Use
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Address: 2971 CREIGHTON ROAD, PENSACOLA, FL 32504

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on October 28, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

H&M ESTATES LLC

DATE OF FORMATION ★
10/08/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Mark Haberle

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$100K	6 months	$70K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 110 TEAL COURT, ROSWELL, GA 30076

A



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
7.4%	12 months	44.2%	$68,500	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$68,500	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Richrist LLC
Richard Pay - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$155,000
$24,000
Total Project Costs
$131,000
GROUNDFLOOR
$68,500
$62,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$121,000	Loan To ARV	44.2%
Purchase Date	TBD	Loan To Total Project Cost	52.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
6
10
Quality of Valuation Report
3
4
Skin-in-the-Game
10
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$155,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Alpharetta
Roswell
Johns Creek
Duluth
East Cobb
Sandy Springs
Norcross
Google

Address: 110 TEAL COURT, ROSWELL, GA 30076

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

RICHRIST LLC

DATE OF FORMATION ★
10/10/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL

Richard Pay

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$168K	5 months	$110K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 411 CARDINAL ROAD, JACKSONVILLE, NC 28546

B



BORROWER

Blue Skye Properties LLC
Eileen ONeill - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	12 months	60.8%	$72,900	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$72,900	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$120,000
$39,000
Total Project Costs
$81,000
GROUNDFLOOR
$72,900
$8,100
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$60,000	Loan To ARV	60.8%
Purchase Date	11/04/2016	Loan To Total Project Cost	90.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
3
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$120,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Maysville
Half Moo
Pumpkin Center
Jacksonville
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Address: 411 CARDINAL ROAD, JACKSONVILLE, NC 28546

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



1 of 33

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 4, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BLUE SKYE PROPERTIES LLC

DATE OF FORMATION ★
02/11/2014

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$110K	$66K
Unsold Inventory	**Aged Inventory**
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
2	$232.9K
Gross Margin %	
37.03%	

PRINCIPAL
Eileen O'Neill

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
2	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
2	$125K
Average Project Time	**Average Total Project Costs**
5 months	$80K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 1484 SPRINGLEAF CIRCLE SOUTHEAST, SMYRNA, GA 30080



C

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	63.8%	$88,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$88,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

The Bryan Kelby Crabtree and Bethea Anne Crabtree Joint Living Trust
Bryan Crabtree - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$138,000
$37,500
Total Project Costs
$100,500
GROUNDFLOOR
$88,000
$12,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$80,500	Loan To ARV	63.8%
Purchase Date	09/12/2016	Loan To Total Project Cost	87.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
3
4
Skin-in-the-Game
4
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$138,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Marietta
Sandy Springs
Smyrna
Powder Springs
Brookhaven
Mableton
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Address: 1484 SPRINGLEAF CIRCLE SOUTHEAST, SMYRNA, GA 30080

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to begin renovation of this property on October 25, 2016 through a wholly owned subsidiary. The Borrower has now begun renovation. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower purchased the property for $80,500 and intends to use $68,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $12,500 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

THE BRYAN KELBY CRABTREE AND BETHEA ANNE CRABTREE JOINT LIVING TRUST

DATE OF FORMATION ★

10/01/2010

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$1.9M	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
4	$390K

Gross Margin %
34.62%

PRINCIPAL
BRYAN Crabtree

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
5	$115K

Average Project Time	Average Total Project Costs
6 months	$105K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 2628 PENNSYLVANIA AVENUE, DALLAS, TX 75215

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
16%	9 months	60.6%	$100,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$100,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Sherwood Forest Reality
Clinton Eaton - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$165,000
$39,800
Total Project Costs
$125,200
GROUNDFLOOR
$100,000
$25,200
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$15,000	Loan To ARV	60.6%
Purchase Date	05/23/2016	Loan To Total Project Cost	79.9%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	2	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$165,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Dallas
Mesqui
Sunnyvale
Balch Springs
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Address: 2628 PENNSYLVANIA AVENUE, DALLAS, TX 75215

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower has not undertaken any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

SHERWOOD FOREST REALITY

DATE OF FORMATION ★
04/05/2004

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$41.4K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL

Clinton Eaton

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$87K	3 months	$52K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 908 DUKE STREET, GEORGETOWN, SC 29440

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	58.9%	$106,100	0

BORROWER

Brads Plumbing and Building LLC
Samuel Bonds - principal

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$106,100	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$180,000
$71,400
Total Project Costs
$108,600
GROUNDFLOOR
$106,100
$2,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$0	Loan To ARV	58.9%
Purchase Date	12/28/2015	Loan To Total Project Cost	97.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	1	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$180,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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Graves
Georgetown
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Address: 908 DUKE STREET, GEORGETOWN, SC 29440

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS


Duke St
Duke St
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MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower has not undertaken or completed any projects in the past year. As such, the Borrower's average revenue, costs and margins cannot be calculated.
- The Borrower is also a general contractor, and the financial information in the Borrower Summary reflects revenue from this line of work.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BRADS PLUMBING AND BUILDING LLC

DATE OF FORMATION ★

04/15/2015

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$0	$0
Unsold Inventory	**Aged Inventory**
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
0	$332.2K
Gross Margin %	
N/A	

PRINCIPAL

Samuel Bradford Bonds

FOCUS

Other

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
0	$0
Average Project Time	**Average Total Project Costs**
0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 1215 BROADWAY AVENUE, BREMERTON, WA 98337

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	66.7%	$110,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$110,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Granquist Holdings LLC
Paula Granquist - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$165,000
$25,000
Total Project Costs
$140,000
GROUNDFLOOR
$110,000
$30,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$83,000	Loan To ARV	66.7%
Purchase Date	07/01/2016	Loan To Total Project Cost	78.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Maximum
Loan To ARV Score	4	10
Quality of Valuation Report	3	4
Skin-in-the-Game	6	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$165,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Bremerton
Port Orchard
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Address: 1215 BROADWAY AVENUE, BREMERTON, WA 98337

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower purchased the property for $83,000 and intends to use $53,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $30,000 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRANQUIST HOLDINGS LLC

DATE OF FORMATION ★

01/01/2012

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$900K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
3	$400K	40.0%

PRINCIPAL

Paula Granquist

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$200K	4 months	$119K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 113 PINECREST DRIVE, FAYETTEVILLE, NC 28305

C



BORROWER

Nicholas Alan Green
Renovations Co.
Anthony Johnson - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	59.5%	$113,100	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$113,100	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$190,000
$51,900
Total Project Costs
$138,100
GROUNDFLOOR
$113,100
$25,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$85,000	Loan To ARV	59.5%
Purchase Date	11/10/2016	Loan To Total Project Cost	81.9%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)


Loan To ARV Score
5
Quality of Valuation Report
3
Skin-in-the-Game
3
Location
4
Borrower Experience
3
Borrower Commitment
1

VALUATION REPORTS

As Complete (ARV)
$190,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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Spring Lake
Bragg
Wade
Eastover
Fayetteville
Rockfish
Hope Mills
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Address: 113 PINECREST DRIVE, FAYETTEVILLE, NC 28305

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS


Property of FRAR

MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 10, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

NICHOLAS ALAN GREEN RENOVATIONS CO.

DATE OF FORMATION ★

02/04/2015

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$500K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
5	$158K	32.28%

PRINCIPAL
Steven Develvis

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$115K	3 months	$80K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 2 PINEHURST DRIVE, CASWELL BEACH, NC 28465

C



BORROWER

US Academy of Medical Sciences Inc
Alexander Everest - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	60.4%	$166,060	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$166,060	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$275,000
$78,700
Total Project Costs
$196,300
GROUNDFLOOR
$166,060
$30,240
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$179,900	Loan To ARV	60.4%
Purchase Date	10/28/2016	Loan To Total Project Cost	84.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	4	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$275,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Satellite
Kure Beach
St James
Southport
Caswell Beach
Oak Island
Bald Head Island
Google
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Address: 2 PINEHURST DRIVE, CASWELL BEACH, NC 28465

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on October 28, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower has not undertaken any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

US ACADEMY OF MEDICAL SCIENCES INC

DATE OF FORMATION ★
07/01/2015

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Alexander Everest

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
1	$360K	4 months	$310K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 4910 MACLEAY ROAD SOUTHEAST, SALEM, OR 97317

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	65.5%	$180,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$180,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Pathfinder Properties LLC
Jonathan Joling - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$290,000
$79,000
Total Project Costs
$211,000
GROUNDFLOOR
$190,000
$21,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$136,000	Loan To ARV	65.5%
Purchase Date	11/21/2016	Loan To Total Project Cost	90.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4
Quality of Valuation Report 4
Skin-in-the-Game 2
Location 4
Borrower Experience 5
Borrower Commitment 1

VALUATION REPORTS

As Complete (ARV)
$290,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Keizer
Silverton
Pratum
Salem
Four Corners
Eola
Macleay
Turner
Google
Map data ©2016 Google
Terms of Use
Report a map error

Address: 4910 MACLEAY ROAD SOUTHEAST, SALEM, OR 97317

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 21, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

PATHFINDER PROPERTIES LLC

DATE OF FORMATION ★
05/31/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$0	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
0	$0

Gross Margin %
N/A

PRINCIPAL
Jon Joling

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
5	$255K

Average Project Time	Average Total Project Costs
5 months	$175K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 5642-5648 ESTATES COURT, NORCROSS, GA 30093

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
16%	12 months	64.1%	$189,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$189,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

TXO Investment Group LLC
Elijah Thompson - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$295,000
$85,000
Total Project Costs
$210,000
GROUNDFLOOR
$189,000
$21,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$207,000	Loan To ARV	64.1%
Purchase Date	11/10/2016	Loan To Total Project Cost	90.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Maximum
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$295,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Roswell
Duluth
Lawrenceville
Sandy Springs
Norcross
Brookhaven
Tucker
Snellville
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Terms of Use
Report a map error

Address: 5642-5648 ESTATES COURT, NORCROSS, GA 30093

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 10, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

TXO INVESTMENT GROUP LLC

DATE OF FORMATION ★
02/01/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Elijah Thompson

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
8	$60K	3 months	$35K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 5553-5559 ESTATES COURT, NORCROSS, GA 30093

D



BORROWER

TXO Investment Group LLC
Elijah Thompson - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
16%	12 months	64.1%	$189,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$189,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$295,000
$85,000
Total Project Costs
$210,000
GROUNDFLOOR
$189,000
$21,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$207,000	Loan To ARV	64.1%
Purchase Date	11/10/2016	Loan To Total Project Cost	90.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
Quality of Valuation Report
4
Skin-in-the-Game
2
Location
4
Borrower Experience
3
Borrower Commitment
1

VALUATION REPORTS

As Complete (ARV)

$295,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Duluth
Norcross
Lawrenceville
Sandy Springs
Brookhaven
Tucker
Snellville
Map data ©2016 Google
Terms of Use
Report a map error

Address: 5553-5559 ESTATES COURT, NORCROSS, GA 30093

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on November 10, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

TXO INVESTMENT GROUP LLC

DATE OF FORMATION ★

02/01/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$0	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
0	$0

Gross Margin %
N/A

PRINCIPAL
Elijah Thompson

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
8	$60K

Average Project Time	Average Total Project Costs
3 months	$35K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 1465 SOUTH GORDON STREET SOUTHWEST, ATLANTA, GA 30310

D



BORROWER

Dumvivi LLC
Cathleen Lawla - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
16%	12 months	60.7%	$206,500	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$206,500	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$340,000
$108,500
Total Project Costs
$231,500
GROUNDFLOOR
$206,500
$25,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$180,000	Loan To ARV	60.7%
Purchase Date	10/31/2016	Loan To Total Project Cost	89.2%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$340,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Decatur
Atlanta
East Point
College Park
Google
Map data ©2016 Google
Terms of Use
Report a map error

Address: 1465 SOUTH GORDON STREET SOUTHWEST, ATLANTA, GA 30310

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on October 31, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

DUMVIVI LLC

DATE OF FORMATION ★

09/22/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
0	$0	0.0%

PRINCIPAL
Cathleen Lawla

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
25	$260K	3 months	$175K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 5225 FOX HILL DRIVE NORTHWEST, NORCROSS, GA 30092

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	9 months	60.6%	$245,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$245,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

American Support Service LLC
Matilda Gray - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$416,000
$141,000
Total Project Costs
$275,000
GROUNDFLOOR
$252,000
$23,000
0%
Skin-in-the-
First Lien Loan
Cushion

Purchase Price	$210,000	Loan To ARV	60.6%
Purchase Date	08/20/2015	Loan To Total Project Cost	91.6%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
Quality of Valuation Report
4
Skin-in-the-Game
1
Location
4
Borrower Experience
3
Borrower Commitment
1

VALUATION REPORTS

As Complete (ARV)
$416,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 5225 FOX HILL DRIVE NORTHWEST, NORCROSS, GA 30092

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion,the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to begin renovation of this property on October 28, 2016 through a wholly owned subsidiary. The Borrower has now begun renovation. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The property was purchased for $210,000. The Borrower intends to use $187,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $23,000 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

AMERICAN SUPPORT SERVICE LLC

DATE OF FORMATION ★
01/22/2015

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$1.1M	$535K
Unsold Inventory	**Aged Inventory**
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
4	$423K
Gross Margin %	
33.81%	

PRINCIPAL

Matilda Gray

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
3	$269K
Average Project Time	**Average Total Project Costs**
4 months	$180K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 818-822 HILLSIDE AVENUE, PLAINFIELD, NJ 07060

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	68.0%	$255,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$255,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Golden Crest Investment Group
Chris Delgado - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$375,000
$90,000
Total Project Costs
$285,000
GROUNDFLOOR
$255,000
$30,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$200,000	Loan To ARV	68.0%
Purchase Date	10/27/2016	Loan To Total Project Cost	89.5%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score
Loan To ARV Score	4
Quality of Valuation Report	4
Skin-in-the-Game	2
Location	4
Borrower Experience	5
Borrower Commitment	1

VALUATION REPORTS

As Complete (ARV)
$375,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Address: 818-822 HILLSIDE AVENUE, PLAINFIELD, NJ 07060

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- We advanced the Borrower the money it needed to purchase this property on October 27, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues.
- The Borrower has not undertaken any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GOLDEN CREST INVESTMENT GROUP

DATE OF FORMATION ★
01/08/2016

FINANCIAL DATA
Reporting date: 09/30/16

Value of Properties	Total Debt
$0	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue
0	$0

Gross Margin %
N/A

PRINCIPAL

Chris Delgado

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
1	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2015

Completed Projects Per Year	Average Project Revenue
5	$450K

Average Project Time	Average Total Project Costs
7 months	$300K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 217 SURF ROAD, MELBOURNE BEACH, FL 32951 C BORROWER LaCroix Limited Wayne Walton - principal Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 12 months 69.2% $311,500 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $311,500 Balloon payment - principal and interest returned on repayment / due at maturity. INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $450,000 Total Project Costs $376,500 $73,500 GROUNDFLOOR $311,500 $65,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $325,000 Purchase Date 10/28/2016 Loan To ARV 69.2% Loan To Total Project Cost 82.7% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $450,000 Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 217 SURF ROAD, MELBOURNE BEACH, FL 32951 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS We advanced the Borrower the money it needed to purchase this property on October 28, 2016 through a wholly owned subsidiary. The Borrower is now in possession of the property. If this offering is fully subscribed, the loan and associated loan documents will be assigned to us from the subsidiary, and we will continue to administer and service the loan per the terms of our Offering Circular. Some of the proceeds from the sale of LROs will be used to repay the subsidiary for the portion of the loan it has already advanced. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a 'spread' on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. UNLESS NOTED WITH A ⋆ , INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BORROWER SUMMARY LACROIX LIMITED FINANCIAL DATA Reporting date: 09/30/16 PROJECTS / REVENUE Reporting period: 2015 DATE OF FORMATION ⋆ 01/25/2016 Value of Properties $650K Total Debt $125K Completed Projects 3 Revenue $875K Unsold Inventory 0 Aged Inventory 0 Gross Margin % 44.8% PRINCIPAL Wayne Walton GROUNDFLOOR HISTORY ⋆ HISTORICAL AVERAGES Reporting period: three years ending 2015 FOCUS Fix & Flip Loans Funded 0 Loans Repaid 0 Completed Projects Per Year 6 Average Project Revenue $450K On Time Repayment N/A Average Project Time 3 months Average Total Project Costs $375K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	Offer Letter for Benjamin Armstrong dated September 12, 2013		1-A/A	024-10440	6.3	July 1, 2015

6.4	Offer Letter for Chris Schmitt dated February 24, 2014		1-A/A	024-10440	6.5	July 1, 2015

6.5	Form of Offer Letter for Officers and Key Employees		1-A POS	024-10440	6.5	September 29, 2016

6.6	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.7	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.8	Option Award Agreement for Chris Schmitt		1-A/A	024-10440	6.9	July 1, 2015

6.9	Option Award Agreement for Ben Armstrong		1-A	024-10488	6.10	October 7, 2015

6.10	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.11	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.12	Form of Nonqualified Stock Option Agreement		1-A POS	024-10488	6.12	September 29, 2016

6.13	Form of Incentive Stock Option Agreement		1-A POS	024-10488	6.13	September 29, 2016

6.14	Stock Repurchase Agreement for Benjamin Armstrong		1-A/A	024-10440	6.10	July 1, 2015

6.15	Stock Repurchase Agreement for Nikhil Bhargava		1-A/A	024-10440	6.11	July 1, 2015

6.16	Stock Repurchase Agreement for Brian Dally		1-A/A	024-10440	6.12	July 1, 2015

6.17	Stock Repurchase Agreement for Chris Schmitt		1-A/A	024-10440	6.13	July 1, 2015

6.18	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.19	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.20	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.21	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.22	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A/A	024-10496	N/A	November 25, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10496	11.1	March 18, 2016

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 10, 2016.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director	November 10, 2016
Brian Dally	(Principal Executive Officer)

/s/ Nick Bhargava	Executive Vice President, Secretary Acting Chief	November 10, 2016
Nick Bhargava	Financial Officer and Director (Principal Financial and Accounting Officer)

*	Director	November 10, 2016
Sergei Kouzmine

*	Director	November 10, 2016
Bruce Boehm

*	Director	November 10, 2016
Michael Olander Jr.

*	Director	November 10, 2016
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact